SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2002 (October 23, 2002)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place
Suite 400
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5. Other Events

         On October 23, 2002, Province Healthcare Company announced the appointment of Christopher T. Hannon as Senior Vice President and Chief Financial Officer, effective immediately. Mr. Hannon will succeed Stephen M. Ray, who has resigned from his current position with the Company and is moving to a consulting role in order to devote his full attention to family obligations. Mr. Hannon, who joined Province in 1996 as Vice President and Assistant Treasurer and served as interim CFO in 2001, most recently served as Vice President and Treasurer.

Item 7. Financial Statements and Exhibits

(a)	Exhibits

99.1 Copy of the press release, dated October 23, 2002,

announcing the appointment of Christopher T. Hannon as

Senior Vice President and Chief Financial Officer.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

By: /s/ Martin S. Rash

Martin S. Rash

Chairman and Chief Executive Officer

Date: October 24, 2002